Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1/A, Amendment No. 4, of our report dated August 15, 2016, relating to the balance sheet of Stellar Acquisition III, Inc. as of May 31, 2016, and the related statements of operations, changes in shareholders’ equity and cash flows for the period from December 8, 2015 (date of inception) to May 31, 2016, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York
August 18, 2016